Exhibit 99.1

October 29, 2025

Constellium Appoints Ingrid Joerg as its New Chief Executive Officer, Effective January 1, 2026

Paris – Constellium SE (NYSE: CSTM) today announced that effective January 1, 2026, Ingrid Joerg, currently Constellium’s Chief Operating Officer, will succeed Jean-Marc Germain as Chief Executive Officer and join the Board as a Director, following Mr. Germain’s decision to retire from those roles at the end of 2025. This transition comes as a multi-year leadership succession planning, and Mr. Germain is expected to serve as Special Advisor to the Company’s Board of Directors and Management in 2026.

“Ingrid is the ideal choice to lead Constellium’s development,” said Jean-Christophe Deslarzes, Chairman of the Board of Directors. “With more than 25 years of experience in the aluminum industry, including 10 years with Constellium, Ingrid combines deep industry expertise, proven operational excellence, and a strong commitment to our customers, employees, and shareholders. Over the last years, and in particular as Chief Operating Officer overseeing all business units since 2023, Ingrid has contributed significantly to the development of the Company’s strategy and its long-term objectives. The Board looks forward to supporting her in this next phase of Constellium’s journey.

On behalf of the Board, I would like to sincerely thank Jean-Marc for his outstanding leadership and dedication over nearly a decade. Under his tenure, Constellium built a strong executive team, considerably reinforced its market and financial position, and delivered significant value to shareholders. He was instrumental in navigating many challenges, and under his direction, Constellium built the resilience and strengths needed to face future uncertainties and seize new opportunities.”

Media Contacts

Investor Relations	Communications
Jason Hershiser	Delphine Dahan-Kocher
Phone: +1 443 988 0600	Phone: +1 443 420 7860
investor-relations@constellium.com	delphine.dahan-kocher@constellium.com

Jean-Marc Germain commented: “It has been an extraordinary honor to lead Constellium, to have the steadfast support of a strong management team and of the Board, and to collaborate with such talented colleagues around the world. Together, we have built a stronger company, and I am deeply proud of what we have accomplished. Ingrid is an exceptional leader with the vision and experience to guide Constellium forward, and I am confident she will take the company to even greater heights.”

“I am honored by the trust placed in me by the Board,” said Ingrid Joerg. “Over the past years, we have built and executed a strong growth strategy for Constellium, which I am committed to carry forward. Together, with the support of our talented teams, we will continue to strengthen our partnerships with our customers, deliver innovative, sustainable solutions and create value for shareholders.”

Ms. Joerg joined Constellium in 2015 as President, Aerospace and Transportation business unit before being appointed Chief Operating Officer in 2023. She brings more than 25 years of experience in the aluminum industry.

About Constellium

Constellium (NYSE: CSTM) is a global sector leader that develops innovative, value-added aluminum products for a broad scope of markets and applications, including aerospace, packaging and automotive. Constellium generated $7.3 billion of revenue in 2024.

www.constellium.com

Forward-looking statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act. All forward-looking statements involve risks and uncertainties. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Readers are referred to the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning the Company and its operations. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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